Exhibit 10.10

SECOND AMENDMENT
TO
LOAN AND SECURITY AGREEMENT

This Second Amendment to Loan and Security Agreement (the “Amendment”), is made and entered into as of December 23, 2014, by and between SQUARE 1 BANK (“Bank”) and DERMIRA, INC. (“Borrower”).

RECITALS

Borrower and Bank are parties to that certain Loan and Security Agreement, dated as of December 11, 2013 (the “Agreement”). The parties desire to amend the Agreement in accordance with the terms of this Amendment.

NOW, THEREFORE, the parties agree as follows:

1)        Section 6.2(i) of the Agreement is hereby amended and restated, as follows:

(i)                      as soon as available, but in any event within 30 days after the end of each calendar month, a company prepared consolidated and consolidating balance sheet, statement of operations, and statement of cash flows covering Borrower’s operations during such period, in a form reasonably acceptable to Bank and certified by a Responsible Officer (the “Monthly Financial Statements”), provided that so long as Borrower complies with the Cash at Bank Threshold, then Borrower shall only be required to notify Bank of all the reports, within 5 days of filing, on Forms 10-K and 10-Q filed with the Securities and Exchange Commission. Notwithstanding the foregoing, upon Bank’s request, Borrower shall be required to deliver to Bank the Monthly Financial Statements.

2)        Section 6.2(a) of the Agreement is hereby amended and restated, as follows:

(a)                   Intentionally Deleted.

3)        The following defined term is hereby added to Exhibit A to the Agreement, as follows:

“Cash at Bank Threshold” means Borrower’s Cash at Bank of not less than $15,000,000, monitored on a daily basis.

4)        Unless otherwise defined, all initially capitalized terms in this Amendment shall be as defined in the Agreement. The Agreement, as amended hereby, shall be and remain in full force and effect in accordance with its respective terms and hereby is ratified and confirmed in all respects. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Bank under the Agreement, as in effect prior to the date hereof. Borrower ratifies and reaffirms the continuing effectiveness of all agreements entered into in connection with the Agreement.

5)        Borrower represents and warrants that the representations and warranties contained in the Agreement are true and correct as of the date of this Amendment.

Dermira, Inc. –2nd Amendment to LSA

6)             This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

7)             As a condition to the effectiveness of this Amendment, Bank shall have received, in form and substance satisfactory to Bank, the following:

a)             this Amendment, duly executed by Borrower;

b)             payment for all Bank Expenses, including Bank’s expenses in the documentation of this Amendment and any related documents, and any UCC, good standing or intellectual property search or filing fees, which may be debited from any of Borrower’s accounts; and

c)              such other documents and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

[Signature Page Follows]

Dermira, Inc. –2nd Amendment to LSA

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

DERMIRA, INC.		SQUARE 1 BANK

By:	/s/ Tom Wiggans	By:	/s/ Michael Fulton
Name:	Tom Wiggans	Name:	Michael Fulton
Title:	CEO	Title:	AVP

[Signature Page to Second Amendment to Loan and Security Agreement]

Dermira, Inc. –2nd Amendment to LSA